Exhibit 99.1

Inspirato Announces 2022 Results, CFO Succession Plan and
Provides 2023 Guidance

DENVER, March 15, 2023 – Inspirato Incorporated (“Inspirato” or the “Company”) (NASDAQ: ISPO), the innovative luxury travel subscription brand, today announced its 2022 fourth quarter and full-year financial and operating results and provided updated 2023 guidance.

2022 Fourth Quarter and Full-Year Highlights:

●	Total Revenue. Total revenue of $87 million for the fourth quarter, representing 27% year-over-year growth and a 7% sequential decrease compared to the third quarter of 2022. Full-year 2022 revenue was $346 million, 47% year-over-year growth compared to $235 million in 2021.

●	Subscription Base. Active Subscriptions of 16,100, including 3,600 Inspirato Pass subscriptions at year-end 2022, representing year-over-year increases of 8% and 19%, respectively, and sequential quarterly decreases of 1% and 7%, respectively.

●	Strong Demand. Increased Total Nights Delivered by 31% to 188,000 in 2022 compared to 143,000 in 2021.

●	Portfolio Optimization. Ended 2022 with 733 Controlled Accommodations, a 36% net increase compared to 538 Controlled Accommodations at year-end 2021. The Company has moderated its pace of Controlled Accommodations growth in recent quarters as it focuses on gross margins to drive future profitability.

●	Expanded Market with New Offerings. Launched innovative new platforms, Inspirato for Good (“IFG”) and Inspirato for Business (“IFB”), to expand its Total Addressable Market and diversify revenue streams.

2023 Highlights:

●	Announced strategic partnership with Saks, the premier digital platform for luxury fashion. Nearly 3,000 Saks stylists and personal shoppers will be enabled to introduce Inspirato’s subscription offerings to their luxury customers, both online and in Saks Fifth Avenue stores. Saks has the opportunity to earn commissions and incentive-based warrants to acquire Inspirato shares with an exercise price of $2 per share. Based on Saks successfully converting their digital and in-store customers to paying Inspirato subscribers, Saks may exercise these performance warrants to acquire up to a cap of approximately 15% of Inspirato’s current total shares outstanding.

●	The Company is revising its full-year 2023 revenue guidance downward and now anticipates total revenue between $350 and $370 million, approximately 4% growth at the mid-point compared to 2022 as the Company prioritizes accelerating its path to profitability.

●	Anticipated total operating expense, excluding stock-based compensation, between $135 and $140 million compared to $153 million in 2022.

●	Anticipated adjusted EBITDA, a non-U.S. GAAP measure defined below, between a loss of $10 million and $20 million.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Forward looking Adjusted EBITDA is a forward-looking non-GAAP financial measure. The Company is unable to reconcile forward-looking Adjusted EBITDA to net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable effort, as a result of the uncertainty regarding, and the potential variability of, reconciling items such as equity-based compensation expense. However, it is important to note that material changes to reconciling items could have a significant effect on our future GAAP results.

Management Commentary

Co-Founder and Chief Executive Officer Brent Handler commented, “2022 was a good year for Inspirato as we accomplished many of the goals set before us while adapting to a rapidly changing macro landscape. We began the year operating amidst the uncertainty surrounding the ongoing impacts of the pandemic while successfully completing our business combination and becoming publicly traded. We rapidly grew both our subscriber base and portfolio to meet the demands of revenge travel before quickly pivoting to a focus on our path to profitability. All the while, we delivered incredible trips and experiences to our highly valued members as evidenced by our industry-leading net promoter score of more than 70 in 2022, our fifth consecutive year with an NPS score of 70 or higher. In 2023, our mission is to continue to press forward on our path to profitability.”

“We continue to execute on our previously announced focus on portfolio optimization and profitability, which we anticipate will deliver improved gross margins over time,” added Chief Financial Officer, Web Neighbor.

2022 Financial Results and Operational Metrics

The following table provides the components of gross margin for the periods ended December 31, 2021 and 2022:

	Three Months Ended December 31,			Year Ended December 31,
(thousands)	2021	2022	% Change	2021	2022	% Change
Travel revenue	$38.6	$46.5	20%	$134.4	$198.9	48%
Subscription revenue	29.7	39.3	32%	100.0	145.7	46%
Other revenue	0.1	0.8	* %	0.4	1.0	172%
Total revenue	68.4	86.6	27%	234.8	345.5	47%
Cost of revenue	42.6	61.6	45%	152.7	229.3	50%
Gross margin	$25.7	$25.0	(2)%	$82.0	$116.2	42%
Gross margin (%)	38%	29%	N/A	35%	34%	N/A

The following table provides other operating metrics for the periods ending December 31, 2021 and 2022:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2022	2021	2022
Nights delivered
Residence nights	25,977	27,728	95,994	114,927
Total Occupancy	84%	73%	88%	80%
Hotel nights	12,399	19,773	47,198	73,084
Total Nights Delivered	38,376	47,501	143,192	188,011

Chief Financial Officer to be Appointed as Chief Strategy Officer; Successor Recruitment Plan Announced

Inspirato announced today that its Chief Financial Officer Web Neighbor will be taking on a new mandate as Chief Strategy Officer, and that the Company has engaged an executive search firm to identify his future successor. Mr. Neighbor will continue serving as Chief Financial Officer until a replacement is appointed by the Board of Directors. As Chief Strategy Officer, Mr. Neighbor will have a dedicated focus on leading corporate development, debt and equity capital markets, investor engagement, and strategic partnerships.

“I would like to thank Web for his invaluable contributions as Inspirato’s Chief Financial Officer. Web has been a fantastic partner to me over the past couple of years, and has been instrumental in guiding us through the negotiation and execution of our transformational merger a year ago and throughout our transition to performing as a public company,” said Co-Founder and Chief Executive Officer Brent Handler.

2023 Guidance

In 2023, the Company’s primary focus is on positioning itself to achieve profitability, on an adjusted EBITDA basis, in the near-term, by improving its operating efficiencies and cost structure and continuing to focus on portfolio optimization.

In the past two years, the Company successfully increased the supply of its Controlled Accommodations by nearly 100% from 368 to 733 to meet current and anticipated future demand. Several initiatives are aimed at optimizing this economic availability, including loyalty and reward opportunities for existing subscribers, removing and renegotiating underperforming supply, use of proven distribution channels and leveraging new member acquisition strategies such as IFB, IFG and the aforementioned Saks partnership. The increase in supply, coupled with reduced anticipated Pass subscriptions, is expected to contribute to lower than expected paid residence occupancy in 2023 compared to prior years with anticipated full-year total revenue between $350 and $370 million. The Company’s 2023 adjusted EBITDA guidance of a loss of $10 million to $20 million represents an improvement of more than $15 million at the mid-point compared to 2022.

In January 2023, the Company streamlined operations by reducing its corporate headcount by approximately 12% to more appropriately align with its goal of profitability. The Company projects approximately $10 million of savings in 2023, net of non-recurring severance-related expenses of approximately $0.5 million to be incurred in the first half of the year. As such, the Company’s 2023 operating expenses, excluding stock-based compensation, are anticipated to be between $135 and $140 million, compared to $153 million in 2022.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Forward looking Adjusted EBITDA is a forward-looking non-GAAP financial measure. The Company is unable to reconcile forward-looking Adjusted EBITDA to net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable effort, as a result of the uncertainty regarding, and the potential variability of, reconciling items such as equity-based compensation expense. However, it is important to note that material changes to reconciling items could have a significant effect on our future GAAP results.

Reconciliation of Non- GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we use Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our business and financial performance. We believe that these non-GAAP financial measures provide useful information to investors about our business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. We are presenting these non-GAAP financial measures to assist investors in seeing our business and financial performance through the eyes of management, and because we believe that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.

There are limitations related to the use of these non-GAAP financial measures, including that they exclude significant expenses that are required by GAAP to be recorded in our financial measures. Other companies may calculate non-GAAP financial measures differently or may use other measures to calculate their financial performance, and therefore, our non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any measures derived in accordance with GAAP.

We compensate for these limitations by providing a reconciliation of Adjusted Net Loss, Adjusted EBITDA, Adjusted EBTIDA Margin and Free Cash Flow to their respective related GAAP financial measures. We encourage investors and others to review our business, results of operations, and financial information in its entirety, not to rely on any single financial measure, and to view Adjusted Net Loss, Adjusted EBITDA loss, Adjusted EBITDA Margin and Free Cash Flow in conjunction with their respective related GAAP financial measures.

Adjusted Net Loss. Adjusted Net Loss is a non-GAAP financial measure that we define as net income (loss) before non-controlling interests excluding gain on forgiveness of debt and warrant fair value gains and losses.

The above items are excluded from our Adjusted Net Loss measure because our management believes that these costs and expenses are not indicative of our core operating performance and do not reflect the underlying economics of our business.

Adjusted EBITDA. Adjusted EBITDA (loss) is a non-GAAP financial measure that we define as net income (loss) before interest expense, interest income, taxes, depreciation and amortization, equity-based compensation expense, warrant fair value gains and losses, pandemic related severance costs, public company readiness expenses, and gain on forgiveness of debt.

The above items are excluded from our Adjusted EBITDA (loss) measure because our management believes that these costs and expenses are not indicative of our core operating performance and do not reflect the underlying economics of our business.

Free Cash Flow. We define Free Cash Flow as net cash provided by operating activities less purchases of property and equipment and additions to capitalized software. We believe that Free Cash Flow is a meaningful indicator of liquidity that provides information to our management and investors about the amount of cash generated from operations, after purchases of property and equipment and additions to capitalized software, that can be used for strategic initiatives. Our Free Cash Flow is impacted by the timing of bookings because we collect travel revenue between the time of booking and 30 days before a stay or experience occurs. See below for reconciliations of our non-GAAP financial measures.

Key Business Metrics

We use a number of operating and financial metrics, including the following key business metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and business plans, and make strategic decisions. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.

Active Subscriptions and Active Subscribers. We use Active Subscriptions to assess the adoption of our subscription offerings, which is a key factor in assessing our penetration of the market in which we operate and a key driver of revenue. We define Active Subscriptions as subscriptions as of the measurement date that are paid in full, as well as those for which we expect payment for renewal. Active Subscribers are subscribers who have one or more Active Subscription(s).

Annual Recurring Revenue. We believe that ARR is a key metric to measure our business performance because it is driven by our ability to acquire Active Subscriptions and to maintain our relationship with existing subscribers. ARR represents the amount of revenue that we expect to recur annually, enables measurement of the progress of our business initiatives, and serves as an indicator of future growth. ARR should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items. ARR consists of contributions from our subscription revenue streams and does not include travel revenue or enrollment fees. We calculate ARR as the number of Active Subscriptions as of the end of a period multiplied by the then-current annualized subscription rate for each applicable subscription type at the end of the period for which ARR is being calculated.

Other Operating Metrics

Controlled Accommodations. Controlled Accommodations includes leased residences, hotel penthouses, suites and rooms, and residences under net rate agreements, including those that have executed agreements but have not yet been released for booking by our members.

Total Nights Delivered. Total Nights Delivered includes all Paid, Inspirato Pass, Inspirato for Good, Inspirato for Business, employee and other complimentary nights in all residences or hotels.

Total Occupancy. Total Occupancy is inclusive of Paid, Inspirato Pass, Inspirato for Good, Inspirato for Business, employee and other complimentary nights in residences.

Net Promoter Score (NPS). NPS is a customer satisfaction metric taken from asking customers how likely they are to recommend Inspirato to others on a scale of 0-10. Inspirato's reported NPS is measured after travel within Inspirato's managed and controlled portfolio.

Inspirato Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2022	2021	2022
Revenue	$68,357	$86,627	$234,747	$345,530
Cost of revenue (including depreciation of $373 and $1,656 in 2021 and $855 and $2,245 in 2022, respectively)	42,641	61,618	152,747	229,287
Gross margin	25,716	25,009	82,000	116,243

General and administrative (including equity-based compensation of $411 and $3,258 in 2021 and $3,373 and $8,802 in 2022, respectively)	13,289	17,505	50,477	68,383
Sales and marketing	8,716	7,899	27,821	38,540
Operations	9,478	10,061	26,814	41,267
Technology and development	1,957	4,153	4,914	13,615
Depreciation and amortization	743	1,026	2,619	3,191
Interest, net	152	(19)	635	188
Warrant fair value (gains) losses	—	(1,329)	456	1,696
Gain on forgiveness of debt	—	—	(9,518)	—
Other income, net	—	92	—	(355)
Loss and comprehensive loss before income taxes	(8,619)	(14,379)	(22,218)	(50,282)
Income tax expense	—	210	—	799
Net loss and comprehensive loss	(8,619)	(14,589)	(22,218)	(51,081)
Net loss and comprehensive loss attributable to noncontrolling interests	—	8,007	—	27,024
Net loss and comprehensive loss attributable to Inspirato Incorporated	$(8,619)	$(6,582)	$(22,218)	$(24,057)

Basic and diluted weighted average class A shares outstanding	105,424	59,121	105,513	52,310
Basic and diluted net loss attributable to Inspirato Incorporated per class A share	$(0.08)	$(0.11)	$(0.21)	$(0.46)

Inspirato Incorporated

Consolidated Balance Sheets

(in thousands, except per share data)

	December 31,
	2021	2022
Assets
Current assets
Cash and cash equivalents	$80,233	$80,278
Restricted cash	2,720	1,661
Accounts receivable, net	2,389	3,140
Accounts receivable, net – related parties	386	663
Prepaid subscriber travel	17,183	19,915
Prepaid expenses	11,101	10,922
Other current assets	762	302
Total current assets	114,774	116,881
Property & equipment, net	8,695	18,298
Goodwill	21,233	21,233
Right-of-use assets	—	271,702
Other noncurrent assets	1,068	2,253
Total assets	$145,770	$430,367
Liabilities
Current liabilities
Accounts payable	$33,140	$30,611
Accrued liabilities	6,035	5,475
Deferred revenue, current	176,813	167,733
Deferred rent, current	457	—
Debt	13,267	—
Lease liabilities, current	—	74,299
Total current liabilities	229,712	278,118
Deferred revenue, noncurrent	14,450	18,321
Deferred rent, noncurrent	7,468	—
Lease liabilities, noncurrent	—	208,159
Warrants	547	759
Total liabilities	252,177	505,357

Commitments and contingencies

Temporary equity

Series A-1; 222 authorized and 217 issued and outstanding at December 31, 2021; none at December 31, 2022	12,809	—
Series A-2; 130 authorized, issued, and outstanding at December 31, 2021; none at December 31, 2022	5,489	—
Series B; 193 authorized, issued, and outstanding at December 31, 2021; none at December 31, 2022	19,860	—
Series B-1; 128 authorized and 124 issued and outstanding at December 31, 2021; none at December 31, 2022	15,282	—
Series D; 158 authorized, issued, and outstanding at December 31, 2021; none at December 31, 2022	20,125	—
Series E; 132 authorized and 96 issued and outstanding at December 31, 2021; none at December 31, 2022	9,719	—
Total temporary equity	83,284	—

Equity
Series C; 491 authorized, issued, and outstanding at December 31, 2021; none at December 31, 2022	21,477	—
Common units 4,470 authorized; 1,149 issued and outstanding at December 31, 2021; none at December 31, 2022 (Note 3)	—	—
Class A common stock, par value $0.0001 per share, 1,000,000 shares authorized, 62,716 shares issued and outstanding as of December 31, 2022	—	6
Class V common stock, $0.0001 par value, 500,000 shares authorized, 61,360 shares issued and outstanding as of December 31, 2022	—	6
Additional paid-in capital	—	245,652
Accumulated deficit	(211,168)	(233,931)
Total equity excluding noncontrolling interest	(189,691)	11,733
Noncontrolling interests	—	(86,723)
Total equity	(189,691)	(74,990)
Total liabilities, temporary equity, and equity	$145,770	$430,367

Inspirato Incorporated

Consolidated Statements of Cash Flows

(in thousands, except per share data)

	Year Ended December 31,
	2021	2022
Cash flows from operating activities:
Consolidated net loss	$(22,218)	$(51,081)
Adjustments to reconcile consolidated net loss to net cash provided by (used in) operating activities
Accounts receivable, net – related parties
Depreciation and amortization	4,275	5,436
Loss on disposal of fixed assets	—	207
Warrant fair value losses	456	1,696
Equity-based compensation	3,258	8,802
Gain on forgiveness of debt	(9,518)	—
Asset impairment	—	925
Amortization of right-of-use asset	—	88,098
Changes in operating assets and liabilities, net of reverse recapitalization:
Accounts receivable, net	589	(751)
Accounts receivable, net – related parties	118	(277)
Prepaid member travel	(5,379)	930
Prepaid expenses	(4,990)	(4,577)
Other assets	191	(725)
Accounts payable	17,085	(3,518)
Accrued liabilities	2,957	(560)
Lease liability	—	(85,085)
Deferred revenue	42,301	(5,209)
Deferred rent	(370)	—
Net cash provided by (used in) operating activities	28,755	(45,689)

Cash flows from investing activities:
Development of internal-use software	(1,052)	(5,420)
Purchase of property and equipment	(2,964)	(8,850)
Net cash used in investing activities	(4,016)	(14,270)

Cash flows from financing activities:
Repayments of debt	(765)	(27,267)
Proceeds from debt	—	14,000
Common unit redemptions	(7,258)	—
Preferred unit redemptions	(496)	—
Proceeds from reverse recapitalization	—	90,070
Payments of reverse recapitalization costs	—	(23,899)
Proceeds from issuance of Class A common stock	—	5,000
Payments of employee taxes for unit option exercises	(148)	(669)
Proceeds from unit option exercises	—	1,894
Distributions	(120)	(184)
Net cash provided by (used in) financing activities	(8,787)	58,945

Net increase (decrease) in cash, cash equivalents, and restricted cash	15,952	(1,014)
Cash, cash equivalents, and restricted cash – beginning of year	67,001	82,953
Cash, cash equivalents, and restricted cash – end of year	$82,953	$81,939

Supplemental cash flow information:
Cash paid for interest	$609	$288
Cash paid for income taxes	—	81
Significant noncash transactions:
Gain on forgiveness of debt	9,518	—
Conversion of Class V to Class A stock	—	4,957
Conversion of preferred stock in connection with reverse recapitalization	—	104,761
Warrants acquired at fair value	—	9,874
Warrants exercised	—	8,390
Fixed assets purchased but unpaid, included in accounts payable at period end	—	989
Operating lease right-of-use assets exchanged for lease obligations	—	355,214
Conversion of deferred rent and prepaid rent to right-of-use assets	—	6,831

Reconciliation of Net Loss to Adjusted Net Loss
	Three Months Ended December 31,		Year Ended December 31,
(thousands)	2021	2022	2021	2022
Net loss	$(8,619)	$(14,590)	$(22,218)	$(51,081)
Warrant fair value (gains) losses	—	(1,330)	456	1,696
Gain on forgiveness of debt	—	—	(9,518)	—
Adjusted Net Loss	$(8,619)	$(15,920)	$(31,280)	$(49,385)

Reconciliation of Net Loss to Adjusted EBITDA
	Three Months Ended December 31,		Year Ended December 31,
(thousands)	2021	2022	2021	2022
Net loss and comprehensive loss	$(8,619)	$(14,590)	$(22,218)	$(51,081)
Public company readiness costs	1,434	—	7,511	1,092
Equity-based compensation	411	3,373	3,258	8,802
Depreciation and amortization	1,116	1,881	4,275	5,436
Interest, net	152	(19)	635	188
Warrant fair value (gains) losses	—	(1,330)	456	1,696
Asset impairment	—	—	—	925
Gain on forgiveness of debt	—	—	(9,518)	—
Income taxes	—	210	—	799
Adjusted EBITDA	$(5,506)	$(10,475)	$(15,601)	$(32,143)
Adjusted EBITDA Margin(1)	(8.1)%	(12.1)%	(6.6)%	(9.3)%

(1)            We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue for the same period.

Reconciliation of Free Cash Flow
	Three Months Ended December 31,		Year Ended December 31,
(thousands)	2021	2022	2021	2022
Net cash provided by (used in) operating activities	$10,400	$2,590	$28,755	$(45,689)
Development of internal-use software	(133)	(2,673)	(1,052)	(5,420)
Purchase of property and equipment	(1,188)	(1,732)	(2,964)	(8,850)
Free Cash Flow	$9,079	$(1,815)	$24,739	$(59,959)

2022 Fourth Quarter and Year-End Earnings Call and Webcast

The Company invites you to join Brent Handler, Co-Founder and Chief Executive Officer, and Web Neighbor, Chief Financial Officer for a conference call on Thursday, March 16, 2023 to discuss its 2022 fourth quarter and year-end operating and financial results.

To listen to the audio webcast and Q&A, please visit the Inspirato Investor Relations website at https://investor.inspirato.com. An audio replay of the webcast will be available on the Inspirato Investor Relations website shortly after the call.

Conference Call and Webcast:

Date/Time: Thursday, March 16, 2023 at 11:00 a.m. ET
Webcast: https://edge.media-server.com/mmc/p/f4ydmipk

About Inspirato

Launched in 2011, Inspirato (NASDAQ: ISPO) is the innovative luxury travel subscription brand that provides affluent travelers access to a managed and controlled portfolio of hand-selected vacation options, delivered through a subscription model to ensure the service and certainty that affluent customers demand. The Inspirato portfolio includes branded luxury vacation homes available exclusively to subscribers and guests, accommodations at five-star hotel and resort partners, and custom travel experiences. In 2019, Inspirato revolutionized travel by introducing Inspirato Pass, the world’s first luxury travel subscription that includes all nightly rates, taxes, and fees. For more information, visit www.inspirato.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “forecast,” “plan,” “intend,” “target,” or the negative of these words or other similar expressions that concern our expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding our expectations relating to future operating results and financial position; guidance and growth prospects including those related to our new platforms Inspirato for Good and Inspirato for Business; quotations of management; our expectations regarding the luxury travel market; anticipated future expenses and investments; business strategy and plans; market growth; market position; and potential market opportunities. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, that could cause actual results to differ materially from those projected. These risks include our inability to forecast our business due to our limited experience with our pricing models; the risk of downturns in the travel and hospitality industry, including residual effects of the COVID-19 pandemic; our ability to compete effectively in an increasingly competitive market; our ability to sustain and manage our growth; and current market, political, economic and business conditions and other risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our Quarterly Report on Form 10-Q that will be filed with the SEC by December 19, 2022 and subsequent filings with the SEC.

Past performance is not necessarily indicative of future results. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect our expectations, plans, or forecasts of future events and views as of the date of this press release. We anticipate that subsequent events and developments will cause our assessments to change. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law. These forward-looking statements should not be relied upon as representing our assessment as of any date subsequent to the date of this press release.

Contacts:

Investor Relations:

ir@inspirato.com

Media Relations:

communications@inspirato.com